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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                January 18, 2001
          ------------------------------------------------------------
                Date of Report (Date of earliest event reported)



                           Wabash National Corporation
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Delaware                   1-10883                     52-1375208
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)               File No.)              Identification No.)



              1000 Sagamore Parkway South, Lafayette, Indiana 47905
              -----------------------------------------------------
              (Address of principal executive offices)    (Zip Code)



               Registrant's telephone number, including area code:
                                 (765) 771-5310
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                                 Not applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


                             Exhibit Index on Page 4
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Item 5.      Other Events.

             On January 18, 2001, Wabash announced several restructuring actions to reduce costs and improve operational efficiencies. These actions primarily include Wabash's exit from manufacturing products for export outside the North American market, international financing activities and, to a lesser degree, the consolidation of certain domestic operations. These domestic operations include one of Wabash's hardwood flooring facilities and certain under-performing retail and distribution locations. Wabash expects these actions will result in fourth quarter 2000 pre-tax charges of approximately $47 million (approximately $29 million after-tax) related to asset write-downs, severance and other exit costs. The Company expects these actions will have a net positive after-tax cash impact.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

                   99.1     Press Release, dated January 18, 2001.





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                                   SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Wabash National Corporation




Date:  January 30, 2001               By: /s/ MARK R. HOLDEN
                                         ---------------------
                                            Mark R. Holden
                                            Vice President - Chief Financial
                                            Officer (Principal Financial Officer
                                            and Principal Accounting Officer)






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                                  EXHIBIT INDEX



Exhibit No.                Description
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99.1                       Press Release, dated January 18, 2001.






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